                        DLJ Mortgage Acceptance Corp.
                      Mortgage Pass-Through Certificates
                                Series 1996-Q1

                       Statement To Certificateholders

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                                                        DISTRIBUTIONS IN DOLLARS

                                      PRIOR                                                                                  CURRENT
                 ORIGINAL         PRINCIPAL                                                 REALIZED     DEFERRED          PRINCIPAL
 CLASS         FACE VALUE           BALANCE       INTEREST      PRINCIPAL          TOTAL      LOSSES     INTEREST            BALANCE
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SA                   0.00              0.00      85,991.53           0.00      85,991.53        0.00         0.00               0.00
A-1         34,557,488.00     33,520,833.98     177,381.08     249,980.17     427,361.25        0.00         0.00      33,270,853.81
A-2          4,607,666.00      4,469,445.45      23,650.82      33,330.69      56,981.51        0.00         0.00       4,436,114.76
B-1          1,256,636.00      1,233,059.27       6,524.94      21,465.95      27,990.89        0.00         0.00       1,211,593.32
B-2          1,466,076.36      1,438,570.15       7,612.43      25,043.64      32,656.07        0.00         0.00       1,413,526.51
SB                   0.00              0.00           0.00           0.00           0.00        0.00         0.00               0.00
R                    0.00        181,699.30           0.00           0.00           0.00        0.00    45,208.73         226,908.03

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TOTALS      41,887,866.36     40,843,608.15     301,160.80     329,820.45     630,981.25        0.00    45,208.73      40,558,996.43
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                      FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                           PASS-THROUGH
                           PRIOR                                                        CURRENT                   RATES
                       PRINCIPAL                                                     PRINCIPAL
CLASS       CUSIP        BALANCE         INTEREST      PRINCIPAL        TOTAL          BALANCE          CURRENT                NEXT
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SA      23321PWW4       0.000000         2.052898       0.000000     2.052898         0.000000         2.526462%           2.522861%
A-1     23321PWX2     970.002044         5.132927       7.233748    12.366676       962.768295         6.350000%           6.350000%
A-2     23321PWY0     970.002047         5.132928       7.233747    12.366675       962.768300         6.350000%           6.350000%
B-1     23321PWZ7     981.238219         5.192387      17.082075    22.274461       964.156144         6.350000%           6.350000%
B-2     23321PXA1     981.238215         5.192383      17.082084    22.274467       964.156130         6.350000%           6.350000%
SB      23321PXB9       0.000000         0.000000       0.000000     0.000000         0.000000         1.300000%           1.300000%
R                       0.000000         0.000000       0.000000     0.000000         0.000000         6.350000%           6.350000%

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SELLER:                       Quality Mortgage USA, Inc.           ADMINISTRATOR:                           Leslie A. Gaskill
SERVICER:                    Temple-Inland Mortgage Corp.                                                 Bankers Trust Company
LEAD UNDERWRITER:           DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                        June 28, 1996                                                            Irvine, CA 92714
DISTRIBUTION DATE:                  July 25, 1996                              FACTOR INFORMATION:            (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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Distribution Date:                      July 25, 1996
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                 17,018.17
PLUS ADDITIONAL SERVICING FEES:
                                                                                          -------------
                                                                                              17,018.17

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                  (1,283.45)
                                                                                          -------------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  15,734.72

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               12,211.60

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DELINQUENT
LOAN                                                               30-60              61-90                91 +
INFORMATION:                                                       DAYS               DAYS                 DAYS                TOTAL
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PRINCIPAL BALANCE                                             2,275,747.68        1,019,867.58          559,122.93      3,854,738.19
NUMBER OF LOANS                                                         31                  12                   5                48
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                                     0.00                0.00          588,243.66        588,504.36
NUMBER OF LOANS                                                          0                   0                  11                11
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                                     0.00                0.00           55,122.53         55,122.53
NUMBER OF LOANS                                                          0                   0                   1                 1
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STATED PRINCIPAL BALANCE OF REO LOANS:                                                                                          0.00
NUMBER OF REO LOANS:                                                                                                               0
BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      0.00

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   40,843,608.15
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 40,558,996.43

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             525
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                521

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.676462%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.672861%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                265,990.73
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             6.350000%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         2.540058%

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                            Page 2 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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Distribution Date:                      July 25, 1996
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SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     93.014014%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  82.071187%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.942827%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.018977%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.522143%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:

                  CLASS SA                                                  0.00
                  CLASS A-1                                                 0.00
                  CLASS A-2                                                 0.00
                  CLASS B-1                                                 0.00
                  CLASS B-2                                                 0.00


CUMMULATIVE SB ACCRUAL AMOUNT:                                        224,508.79

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                            ^Mortgage Loan Liquidation Detail

Distribution Date:     July 25, 1996
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                               Original            Cut-Off               Current      Realized  Net Liquidation         Liquidation
Loan Number   Loan Group   Principal Balance  Principal Balance     Principal Balance   Loss        Proceeds               Date
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                            Page 4 of 4 (c) COPYRIGHT 1996 Bankers Trust Company